                                                                     Exhibit 4.2



                       SECOND AMENDMENT TO LOAN AGREEMENT


         Amendment, effective the 31st day of August, 2000, by and among Tuscarora Incorporated, a Pennsylvania corporation (the "Borrower"), Mellon Bank, N.A., a national banking association ("Mellon"), KeyBank National Association, a national banking association ("Key") (Mellon, Key and any other financial institution that becomes a party to the Loan Agreement (as hereinafter defined), are individually, a "Bank" and collectively, the "Banks"), and Mellon Bank, N.A., as Agent for the Banks ("Agent") ("Second Amendment").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Banks and the Agent have entered into that certain Loan Agreement, dated September 23, 1999, as amended by the First Amendment to Loan Agreement, dated as of May 1, 2000, pursuant to which, among other things, the Banks extended to the Borrower a credit facility in the original principal amount not to exceed Ninety Million and 00/100 Dollars ($90,000,000.00) (as further amended from time to time, the "Loan Agreement"); and

         WHEREAS, the Borrower desires to amend certain provisions of the Loan Agreement and the Banks and the Agent desire to permit such amendments pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. All capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning herein as in the Loan Agreement unless the context clearly indicates otherwise.

         2. The definition of "Total Commitment Amount" contained in Section
1.01 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

                  "Total Commitment Amount" shall mean the obligation hereunder of the Banks to make Loans and issue Letters of Credit up to the maximum aggregate principal amount of One Hundred Million and 00/100 Dollars ($100,000,000.00) (subject to the terms and conditions of this Agreement).

         3. Section 2.01(a) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

                  (a) Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Banks severally (but not jointly) agree to make, continue or convert loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time (i) on or after August 31, 2000 through August 30, 2001 in an aggregate principal amount (including the aggregate principal amount of all Swing Line Loans outstanding and the Letter of Credit Undrawn Availability) not exceeding at any one time outstanding Fifty-Five Million and 00/100 Dollars ($55,000,000.00) and (ii) on or after August 31, 2001 through and including the day immediately preceding the Revolving Credit Expiry Date, in an aggregate principal amount (including the aggregate principal amount of all Swing Line Loans outstanding and the Letter of Credit Undrawn Availability) not exceeding at any one time outstanding Forty-Five Million and 00/100 Dollars ($45,000,000.00) (the "Revolving Credit Facility Commitment"); provided, however, that each Bank shall not be required to make Revolving Credit Loans (and participate in the issuance of Letters of Credit) in an aggregate principal amount outstanding at any one time exceeding such Bank's Commitment Percentage. The Revolving Credit Loans shall be made pro rata in accordance with each Banks' Commitment Percentage. Within the limits of time and amount set forth in this
         Section 2.01, and subject to the provisions of this Agreement including, without limitation, the Banks' right to demand repayment of the Revolving Credit Loans upon the occurrence of an Event of Default, Borrower may borrow, repay and reborrow under this Section 2.01; provided however, that if Borrower prepays any Libor Rate Loan on any day other than the last day of the applicable Interest Period for such Libor Rate Loan, then Borrower shall comply with the terms and conditions of Section 2.15(c) with respect to such prepayment.

         4. Schedule 1 to the Loan Agreement is hereby deleted in its entirety and in its stead is inserted Schedule 1 as set forth on Exhibit A attached hereto and made a part hereof.

         5. The Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Loan Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Loan Agreement; provided, however, that any such representations, warranties, agreements and covenants that expressly relate to a specific date continue to relate only to such date.

         6. The Borrower hereby represents and warrants to the Banks and the Agent that (i) the Borrower has the legal power and authority to execute and deliver this Second Amendment; (ii) the officers of the Borrower executing this Second Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (iii) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof and of the Loan Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational agreements of Borrower or any Law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower and (iv) this Second Amendment, the Loan Agreement and the documents executed or to be executed by the Borrower in connection herewith or therewith constitute valid and binding obligations of the Borrower in every respect, enforceable in accordance with their respective terms.

         7. The Borrower represents and warrants that (i) no Event of Default exists under the Loan Agreement, nor will any occur as a result of the execution and delivery of this Second Amendment or the performance or observance of any provision hereof and (ii) it presently has no claims or actions of any kind at Law or in equity against the Banks or the Agent arising out of or in any way relating to the Loan Documents.

         8. Each reference to the Loan Agreement that is made in the Loan Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Loan Agreement as amended hereby.

         9. Except as amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect. This Second Amendment amends the Loan Agreement and is not a novation thereof.

         10. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.


                           [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Second Amendment to be duly executed by their duly authorized officers to be effective on the date first written above.


Attest:                                      Tuscarora Incorporated

By: /s/ EDWARD R. WOLFORD                    By: /s/ BRIAN C. MULLINS
    ------------------------                     ----------------------------
    Edward R. Wolford                            Brian C. Mullins

Title: Assistant Secretary                   Title: Senior Vice President
       ---------------------                        -------------------------


                                             Mellon Bank, N.A., as Agent
                                             and for itself as a Bank

                                             By: /s/ DWAYNE R. FINNEY
                                                 ----------------------------

                                             Title: Vice President
                                                    -------------------------


                                             KeyBank National Association

                                             By: /s/ FRANCIS W. LUTZ, JR.
                                                 ----------------------------
                                                 Francis W. Lutz, Jr.

                                             Title: Portfolio Officer
                                                    -------------------------

                                   EXHIBIT A
                                   ---------

                                   Schedule 1

                       Schedule of Banks and Commitments
                       ---------------------------------

                                                        Revolving
                                       Revolving         Credit                           Term Loan
                                        Credit          Commitment       Term Loan        Commitment
Banks                                  Commitment       Percentage       Commitment       Percentage
-----                                  ----------       ----------       ----------       ----------
Mellon Bank, N.A.                      $35,000,000        63.64%         $30,000,000        66.67%
Two Mellon Bank Center
Room 152-0270
Pittsburgh, Pennsylvania 15259

KeyBank National Association           $20,000,000        36.36%         $15,000,000        33.33%
Corporate Banking Division             ------------       -----          -----------        -----
127 Public Square
Cleveland, Ohio 44144

Total Commitment Amount                $55,000,000          100%         $45,000,000         100%
                                       ===========          ===          ===========         ===

                FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE
                ------------------------------------------------

$35,000,000                                            Pittsburgh, Pennsylvania
                                                       August 31, 2000


     FOR VALUE RECEIVED, the undersigned, Tuscarora Incorporated, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of Mellon Bank, N.A., a national banking association ("Mellon"), as provided for in the Loan Agreement (as defined below), the lesser of (i) the principal sum of Thirty-Five Million and 00/100 Dollars ($35,000,000.00) or (ii) Mellon's ratable portion of the aggregate unpaid principal amount of all Revolving Credit Loans made by Mellon to the Borrower pursuant to that certain Loan Agreement, dated September 23, 1999, by and among the Borrower, Mellon, KeyBank National Association ("Key") (Mellon and Key are individually a "Bank" and collectively, the "Banks") and Mellon, as agent for the Banks (in such capacity, the "Agent"), as amended by the First Amendment to Loan Agreement, dated as of May 1, 2000, as such agreement may be further amended, modified or supplemented from time to time (the "Loan Agreement"). The Borrower hereby further promises to pay to the order of Mellon interest on the unpaid principal amount of this First Amended and Restated Revolving Credit Note from time to time outstanding at the rate or rates per annum determined pursuant to Article II of, or as otherwise provided in, the Loan Agreement, and with such amounts being payable on the dates set forth in Article II of, or as otherwise provided in, the Loan Agreement.

     All payments and prepayments to be made in respect of principal, interest, or other amounts due from the Borrower under this First Amended and Restated Revolving Credit Note shall be payable at 12:00 noon, Pittsburgh, Pennsylvania time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action therefor shall immediately accrue. All such payments shall be made to the Agent for the ratable benefit of Mellon at the designated office of the Agent located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature.

     Except as otherwise provided in the Loan Agreement, if any payment of principal or interest under the First Amended and Restated Revolving Credit Note shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

     This First Amended and Restated Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this First Amended and Restated Revolving Credit Note which are defined in the Loan Agreement shall have the meanings assigned to them therein unless otherwise defined in this First Amended and Restated Revolving Credit Note.

     WARRANT OF ATTORNEY TO CONFESS JUDGMENT. THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND

CONFESS JUDGMENT AGAINST THE BORROWER FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS' COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, THE BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR
AND CONFESS JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE BORROWER'S BEHALF FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

     This First Amended and Restated Revolving Credit Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of laws thereof. The Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this First Amended and Restated Revolving Credit Note.

     This First Amended and Restated Revolving Credit Note amends and restates the Revolving Credit Note, dated September 23, 1999, made by the Borrower to Mellon (the "Prior Note"). This First Amended and Restated Revolving Credit
Note is issued in substitution for (and not in discharge of the indebtedness evidenced by) the Prior Note.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has executed, issued and delivered this First Amended and Restated Revolving Credit Note in Pittsburgh, Pennsylvania on the day and year written above.


Witness:                                     Tuscarora Incorporated


    /s/ EDWARD HOOPES                        By: /s/ BRIAN C. MULLINS
----------------------------                     ----------------------------
       Edward Hoopes                             Brian C. Mullins

                                             Title: Senior Vice President
                                                    -------------------------

                FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE
                ------------------------------------------------

$20,000,000                                            Pittsburgh, Pennsylvania
                                                       August 31, 2000


     FOR VALUE RECEIVED, the undersigned, Tuscarora Incorporated, a
Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of KeyBank, National Association, a national banking association ("Key"), as provided for in the Loan Agreement (as defined below), the lesser of (i) the principal sum of Twenty Million and 00/100 Dollars ($20,000,000.00) or (ii) Key's ratable portion of the aggregate unpaid principal amount of all Revolving Credit Loans made by Key to the Borrower pursuant to that certain Loan Agreement, dated September 23, 1999, by and among the Borrower, Mellon Bank, N.A. ("Mellon") (Key and Mellon are individually, a "Bank" and collectively, the "Banks") and Mellon, as agent for the Banks (in such capacity, the "Agent"), as amended by the First Amendment to Loan Agreement, dated as of May 1, 2000, as such agreement may be further amended, modified or supplemented from time to time (the "Loan Agreement"). The Borrower hereby further promises to pay to the order of Key interest on the unpaid principal amount of this First Amended and Restated Revolving Credit Note from time to time outstanding at the rate or rates per annum determined pursuant to Article II of, or as otherwise provided in, the Loan Agreement, and with such amounts being payable on the dates set forth in Article II of, or as otherwise provided in, the Loan Agreement.

     All payments and prepayments to be made in respect of principal, interest, or other amounts due from the Borrower under this First Amended and Restated Revolving Credit Note shall be payable at 12:00 noon, Pittsburgh, Pennsylvania time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action therefor shall immediately accrue. All such payments shall be made to the Agent for the ratable benefit of Key at the designated office of the Agent located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature.

     Except as otherwise provided in the Loan Agreement, if any payment of principal or interest under the First Amended and Restated Revolving Credit Note shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

     This First Amended and Restated Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this First Amended and Restated Revolving Credit Note which are defined in the Loan Agreement shall have the meanings assigned to them therein unless otherwise defined in this First Amended and Restated Revolving Credit Note.

     WARRANT OF ATTORNEY TO CONFESS JUDGMENT. THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR SUCH SUMS AS ARE DUE

AND/OR MAY BECOME DUE UNDER THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS' COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, THE BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE BORROWER'S BEHALF FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

     This First Amended and Restated Revolving Credit Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of laws thereof. The Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this First Amended and Restated Revolving Credit Note.

     This First Amended and Restated Revolving Credit Note amends and restates the Revolving Credit Note, dated September 23, 1999, made by the Borrower to Key (the "Prior Note"). This First Amended and Restated Revolving Credit Note is issued in substitution for (and not in discharge of the indebtedness evidenced by) the Prior Note.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has executed, issued and delivered this First Amended and Restated Revolving Credit Note in Pittsburgh, Pennsylvania on the day and year written above.


Witness:                                     Tuscarora Incorporated


    /s/ EDWARD HOOPES                        By: /s/ BRIAN C. MULLINS
----------------------------                     ----------------------------
       Edward Hoopes                             Brian C. Mullins

                                             Title: Senior Vice President
                                                    -------------------------